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                                   EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS
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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-94852) pertaining to the Atlantic Southeast Airlines, Inc. Thrift Plan; the Registration Statement (Form S-8 No. 33-37303) pertaining to the Atlantic Southeast Airlines, Inc. 1982 Incentive Stock Option Plan; and the Registration Statement (Form S-8 No. 33-37304) pertaining to the Atlantic Southeast Airlines, Inc. 1990 Stock Appreciation Rights Plan; of our report dated February 3, 1995, with respect to the consolidated financial statements and schedule of Atlantic Southeast Airlines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1994.

ERNST & YOUNG LLP

Atlanta, Georgia
March 27, 1995